Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gideon Mantel and Devyani Patel, or either of them, with full power to each of them to act alone, with full power of substitution and resubstitution, as his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead as a director or officer or both of Commtouch Software Ltd. (the “Registrant”) to sign the registration statement relating to the reoffer and resale by selling securityholders of ordinary shares, including the shares underlying warrants, issuable to certain investors (“Investors”) in connection with the Securities Purchase Agreement of October 2, 2005, by and between the Registrant and the Investors who have signed on the aforementioned agreement, and any and all amendments (including post-effective amendments) to the registration statement and any registration statement(s) for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 (and any amendments thereto); and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorney full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she himself or herself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Gideon Mantel	Chief Executive Officer and Director (Principal Executive Officer)	January 19, 2006

Gideon Mantel

/s/ Devyani Patel	Vice President, Finance (Principal Financial and Accounting Officer)	January 19, 2006

Devyani Patel

/s/ Orna Berry	Director	January 19, 2006

Orna Berry

/s/ Aviv Raiz	Director	January 19, 2006

Aviv Raiz

/s/ Amir Lev	Director	January 19, 2006

Amir Lev

/s/ Ofer Segev	Director	January 19, 2006

Ofer Segev

/s/ Nahum Sharfman	Director	January 19, 2006

Nahum Sharfman

/s/ Lloyd E. Shefsky	Director	January 19, 2006

Lloyd E. Shefsky